Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Michael Russell, 419.627.2233
https://ir.cedarfair.com	Media Contact: Gary Rhodes, 704.249.6119

CEDAR FAIR ANNOUNCES FULL REDEMPTION OF ALL OUTSTANDING 5.375% NOTES DUE JUNE 2024

SANDUSKY, Ohio (Nov. 17, 2021) — Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and immersive entertainment, announced today a full redemption of its 5.375% Notes (the “Notes”) due June 2024 issued pursuant to an Indenture (the “Indenture”) dated as of June 3, 2014. The Notes are scheduled to be redeemed on Dec. 17, 2021 (the “Redemption Date”). As of the date of issuance of the redemption notice, there was $450,000,000 aggregate principal amount of such Notes outstanding.

“The early redemption of our 2024 notes aligns with one of our top capital allocation priorities of paying down debt until we reach our total debt target of $2 billion or less,” said Cedar Fair President and CEO Richard A. Zimmerman. “Our rapid recovery from the pandemic and bright outlook going forward underscore our confidence in the business model and support our decision to redeem the Notes at this time using cash on hand. We will continue to evaluate opportunities to further enhance the strength and flexibility of our balance sheet as we work towards reinstating a quarterly cash distribution to unitholders no later than the first quarter of 2023.”

Zimmerman added that upon completion of the Notes redemption, Cedar Fair’s annual interest expense will total approximately $150 million.

Pursuant to the terms of the Indenture, the Notes will be redeemed on the Redemption Date at a redemption price equal to 100.896% of the principal amount of the Redeemed Notes plus accrued and unpaid interest on the Redeemed Notes to, but excluding, the Redemption Date.

Cedar Fair Announces Full Redemption of 2024 Notes

Nov. 17, 2021

About Cedar Fair

Cedar Fair Entertainment Company (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive, and memorable experiences, the Company owns and operates 13 properties, consisting of 11 amusement parks, four separately gated outdoor water parks, and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical in nature constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements as to the Company’s expectations, beliefs, goals, and strategies regarding the future. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct, including the timing of any debt paydown or payment of partnership distributions, or that the Company’s business optimization and growth strategies will achieve the target results. Important factors, including the impacts of the COVID-19 pandemic, general economic conditions, adverse weather conditions, competition for consumer leisure time and spending, unanticipated construction delays, changes in the Company’s capital investment plans and projects and other factors discussed from time to time by the Company in its reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at the Company’s parks, as well as the timing of any debt paydown or payment of partnership distributions, and the Company’s business optimization program, and cause actual results to differ materially from the Company’s expectations or otherwise to fluctuate or decrease. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether a result of new information, future events, information, circumstances or otherwise that arise after the publication of this document.

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